SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     March 13, 2017

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(c)            Appointment of New Chief Financial Officer
On March 13, 2017, Interface, Inc. (the "Company") announced that it appointed Bruce Hausmann as the Company's new Vice President and Chief Financial Officer.  Mr. Hausmann's employment is scheduled to commence on April 10, 2017.
Mr. Hausmann (age 47) joins the Company from the food, facilities and uniform services supplier Aramark Corporation, where he has served as Senior Vice President and Chief Financial Officer for Aramark's Uniform business unit since 2009, and for Aramark's Refreshment Services business unit since 2014.  Prior to joining Aramark, he served as Vice President and Segment Controller for the Interactive Media Group of The Walt Disney Company, which he joined in 2002.  He has also previously held finance and controller positions with several software and internet companies.
Mr. Hausmann will initially receive a base salary of $420,000 per year.  He will be eligible for an annual cash bonus opportunity in an amount targeted for 90% of his base salary, subject to the terms and conditions of the Company's Executive Bonus Plan, and will also be eligible for performance- and service-based equity awards under the Company's Long-Term Incentive Plan, with a target opportunity of 150% of his annual base salary.  Upon the commencement of his employment, the Company will award him a grant of 32,985 restricted shares under the Company's Omnibus Stock Incentive Plan that vest ratably over three years based upon his continued service.  Mr. Hausmann will also receive a $100,000 cash signing bonus (repayable in whole or in part if he voluntarily terminates service within two years).  He will additionally be eligible to receive perquisites commensurate with those available to other executive officers of the Company, and he may participate in the Company's various health and other employment benefit plans for which he is otherwise eligible in accordance with terms of the plans and policies in effect from time to time.

Mr. Hausmann's employment is "at will," terminable by either the Company or Mr. Hausmann at any time.  However, in the event he is terminated by the Company without cause, he is entitled to receive 12 months of his then-current base salary, as well as 12 months of cash bonus (based on the average cash bonus paid to him in the preceding two years).

ITEM 7.01	REGULATION FD DISCLOSURE.
A copy of the Company's press release dated March 13, 2017 announcing Mr. Hausmann's appointment is furnished herewith as Exhibit 99.1.  The information set forth in this Item 7.01, including the exhibit hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(a)            Financial Statements of Businesses Acquired.
None.
(b)            Pro Forma Financial Information.
None.
(c)            Shell Company Transactions.
None.
(d)            Exhibits.
Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated March 13, 2017, announcing appointment of new Chief Financial Officer (furnished pursuant to Item 7.01 of this Report).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ David B. Foshee David B. Foshee Vice President
Date: March 13, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated March 13, 2017, announcing appointment of new Chief Financial Officer (furnished pursuant to Item 7.01 of this Report).